ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Fourth Quarter and Full Year 2024 Financial Results

and Provides Adjusted EBITDA Guidance for 2025

Equipment Fleet and Working Capital Management Generate Strong Fourth Quarter Cash Flows as Pressured Volumes and Gross Margins on Equipment Sales Drive Quarterly and Annual Earnings Decline

Fourth Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues decreased 4.5% year over year to $498.1 million
•
Construction and Material Handling revenues of $318.6 million and $168.6 million, respectively
•
Product support revenues decreased 2.3% year over year with Parts sales decreasing to $67.9 million and Service revenues decreasing to $59.0 million
•
New and used equipment sales decreased 3.7% to $287.1 million
•
Net loss available to common stockholders of $(11.4) million compared to $(2.7) million in 2023
•
Basic and diluted net loss per share of $(0.34) compared to $(0.08) in 2023
•
Adjusted basic and diluted pre-tax net (loss) income per share* of $(0.46) for 2024 compared to $0.04 for 2023
•
Adjusted EBITDA* decreased 18.1% to $40.7 million compared to $49.7 million in 2023

2024 Full Year Financial Highlights: (comparisons are year over year)

•
Total revenues decreased $0.2 million year over year to $1,876.6 million
•
Construction and Material Handling revenues of $1,131.4 million and $687.4 million, respectively
•
Master Distribution with revenues of $59.2 million
•
Product Support revenues increased 5.5% year over year with Parts sales increasing to $294.4 million and Service revenues increasing to $253.8 million
•
New and used equipment sales decreased 3.8% to $987.0 million
•
Net (loss) income available to common stockholders of $(65.1) million compared to $5.9 million in 2023
•
Basic and diluted net (loss) income per share of $(1.96) compared to $0.18 in 2023
•
Adjusted basic and diluted pre-tax net (loss) income per share* of $(1.24) compared to $0.50 and $0.49, respectively, in 2023
•
Adjusted EBITDA* decreased 12.1% to $168.3 million compared to $191.4 million in 2023

Livonia, MI. – March 5, 2025 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the fourth quarter and full year ended December 31, 2024.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Overall, our 2024 performance was impacted by several factors including elevated interest rates and uncertainty regarding the U.S. presidential race, both of which contributed to a moderation of construction spending and a reduction of non-residential project starts in the U.S., when compared to 2023. This backdrop resulted in an overall decline in the North American construction equipment market, as equipment volumes within some of our regional markets were off approximately 10 to 20 percent, year over year. Additionally, in the face of waning demand, construction pricing was further pressured throughout the year as industry dealer channels were overstocked across the landscape, impacting gross margins and market share in our Construction segment. The factors that challenged our Construction segment also impacted our Master Distribution segment in 2024, negatively affecting equipment volumes

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

and gross margins year over year. In contrast, our Material Handling segment showed more resiliency, as North American lift truck deliveries grew in 2024 as the industry continued to work through record backlogs generated post-COVID. As a result, revenues for our Material Handling segment were $687.4 million, a slight increase from a year ago. Post-election, customer sentiment improved, which drove increased demand for equipment as evidenced by our fourth quarter equipment sales results where we registered our best equipment sales quarter of 2024. Despite the notable sequential increase in equipment sales in the fourth quarter, gross margins on equipment sales continued to be pressured as market participants aimed to right-size their inventory and rental fleet levels heading into the new year. Additionally, rental equipment seasonality in our northern regions as well as employee and customer downtime due to the holiday schedule also negatively impacted our results in the fourth quarter.”

Mr. Greenawalt continued, “Despite the contraction in the construction equipment markets and other macroeconomic concerns, our total revenues for 2024 were essentially flat from last year, at $1.9 billion, which demonstrated the resilience of our dealership model during market cyclicality and the strength of our multiple revenue streams, customer relationships, diversified product portfolio and attractive geographic footprint in the U.S. and Canada. Indications of this resilience from a financial perspective in 2024 are two-fold. First, our product support business continued to perform well in 2024, with combined revenues increasing 5.5% year-over-year with parts and service sales growing to $294.4 million and $253.8 million, respectively. Importantly, despite the challenges that 2024 presented to our team, we successfully achieved organic growth for the fifth consecutive year in product support since going public five years ago. Second, given our rent-to-sell business model we were able to quickly right-size fleet levels in the second half of 2024 which allowed for strong operating cash flows in 2024, when compared to 2023, and deleveraging of the balance sheet of over $60 million since June 30, 2024. Our confidence in the business model’s resiliency and our ability to produce cash flows throughout the cycle allowed us to return $13.6 million to shareholders in 2024, despite an otherwise challenged overall business climate.”

In conclusion, Mr. Greenawalt said, “Despite the current lack of clarity regarding interest rate levels and the proposed policy impacts of the new administration, our outlook for 2025 remains positive relative to 2024. We expect the oversupply of new equipment to normalize in the coming quarters, enhancing our competitiveness in the construction segment in 2025, with long-term stability driven by sustained capital investment in end-user construction markets. Lastly, we believe that the prudent cost and inventory optimization initiatives undertaken in 2024 provide a solid foundation for our business as we launch into 2025 and further create operating leverage for our business in the future. In closing, our success would not be possible without the ongoing determination and dedication of our employees, and I am very proud of their commitment to our Alta’s guiding principles in 2024, which are predicated on teamwork and fostering customers for life.”

Full Year 2025 Financial Guidance and Other Financial Notes:

•
The Company released its 2025 guidance range and expects to report Adjusted EBITDA between $175.0 million and $190.0 million for the 2025 fiscal year.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED RESULTS OF OPERATIONS

(amounts in millions unless otherwise noted)

	Three Months Ended December 31,		Increase (Decrease)
	2024	2023	2024 versus 2023
Revenues:
New and used equipment sales	$287.1	$298.1	$(11.0)	(3.7)%
Parts sales	67.9	69.1	(1.2)	(1.7)%
Service revenue	59.0	60.8	(1.8)	(3.0)%
Rental revenue	47.5	55.3	(7.8)	(14.1)%
Rental equipment sales	36.6	38.2	(1.6)	(4.2)%
Total revenues	498.1	521.5	(23.4)	(4.5)%
Cost of revenues:
New and used equipment sales	249.2	252.3	(3.1)	(1.2)%
Parts sales	47.0	45.0	2.0	4.4%
Service revenue	25.6	26.4	(0.8)	(3.0)%
Rental revenue	4.0	6.8	(2.8)	(41.2)%
Rental depreciation	27.4	30.0	(2.6)	(8.7)%
Rental equipment sales	28.4	28.0	0.4	1.4%
Cost of revenues	381.6	388.5	(6.9)	(1.8)%
Gross profit	116.5	133.0	(16.5)	(12.4)%
Selling, general and administrative expenses	106.8	114.3	(7.5)	(6.6)%
Depreciation and amortization expense	7.3	6.5	0.8	12.3%
Total operating expenses	114.1	120.8	(6.7)	(5.5)%
Income from operations	2.4	12.2	(9.8)	(80.3)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(3.4)	(2.6)	(0.8)	30.8%
Interest expense – other	(20.0)	(13.5)	(6.5)	48.1%
Other income	1.5	2.5	(1.0)	(40.0)%
Total other expense	(21.9)	(13.6)	(8.3)	61.0%
Loss before taxes	(19.5)	(1.4)	(18.1)	NM
Income tax (benefit) provision	(8.9)	0.5	(9.4)	NM
Net loss	(10.6)	(1.9)	(8.7)	NM
Preferred stock dividends	(0.8)	(0.8)	—	—
Net loss available to common stockholders	$(11.4)	$(2.7)	$(8.7)	NM
Adjusted EBITDA(1)	$40.7	$49.7	$(9.0)	(18.1)%
NM - calculated change not meaningful

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Year Ended December 31,		Increase (Decrease)
	2024	2023	2024 versus 2023
Revenues:
New and used equipment sales	$987.0	$1,025.9	$(38.9)	(3.8)%
Parts sales	294.4	278.3	16.1	5.8%
Service revenues	253.8	241.3	12.5	5.2%
Rental revenues	203.4	202.4	1.0	0.5%
Rental equipment sales	138.0	128.9	9.1	7.1%
Total revenues	1,876.6	1,876.8	(0.2)	—
Cost of revenues:
New and used equipment sales	837.9	853.6	(15.7)	(1.8)%
Parts sales	196.2	183.2	13.0	7.1%
Service revenues	105.8	103.4	2.4	2.3%
Rental revenues	22.5	24.8	(2.3)	(9.3)%
Rental depreciation	115.9	110.1	5.8	5.3%
Rental equipment sales	104.6	94.5	10.1	10.7%
Total cost of revenues	1,382.9	1,369.6	13.3	1.0%
Gross profit	493.7	507.2	(13.5)	(2.7)%
Selling, general and administrative expenses	446.5	430.3	16.2	3.8%
Non-rental depreciation and amortization	28.6	22.5	6.1	27.1%
Total operating expenses	475.1	452.8	22.3	4.9%
Income from operations	18.6	54.4	(35.8)	(65.8)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(12.1)	(8.4)	(3.7)	44.0%
Interest expense – other	(69.2)	(48.6)	(20.6)	42.4%
Other income	3.1	5.1	(2.0)	(39.2)%
Loss on extinguishment of debt	(6.7)	—	(6.7)	NM
Total other expense, net	(84.9)	(51.9)	(33.0)	63.6%
(Loss) income before taxes	(66.3)	2.5	(68.8)	NM
Income tax benefit	(4.2)	(6.4)	2.2	NM
Net (loss) income	(62.1)	8.9	(71.0)	NM
Preferred stock dividends	(3.0)	(3.0)	—	—
Net (loss) income available to common stockholders	$(65.1)	$5.9	$(71.0)	NM
Adjusted EBITDA(1)	$168.3	$191.4	$(23.1)	(12.1)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and Reconciliation of Non-GAAP measures for a reconciliation of our Adjusted EBITDA to net (loss) income, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the fourth quarter and full year ended December 31, 2024. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Fourth Quarter and Full Year 2024 Earnings Call and Webcast
Date:	Wednesday, March 5, 2025
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	https://www.netroadshow.com/events/global-numbers?confId=76339
Live call access code:	626132
Audio replay:	(866)-813-9403
Replay access code:	909287
Webcast:	https://events.q4inc.com/attendee/852719845

The audio replay will be archived through March 19, 2025.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 40 years and has developed a branch network that includes over 85 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions and inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; negative impacts on customer payment policies; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us or our key suppliers; fluctuations in interest rates and the relative tenor of those levels; the demand and market price for our equipment and product support; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income, and Adjusted basic and diluted pre-tax net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with U.S. GAAP. Adjusted pre-tax net income is defined as net income before income taxes adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted pre-tax net income per share is defined as adjusted pre-tax net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income, Adjusted basic and diluted pre-tax net income per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income. Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income, Adjusted basic and diluted pre-tax net income per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income, Adjusted basic and diluted pre-tax net income per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:	Media:
Kevin Inda	Glenn Moore
SCR Partners, LLC	Alta Equipment Group, LLC
kevin@scr-ir.com	glenn.moore@altg.com
(225) 772-0254	(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Cash	$13.4	$31.0
Accounts receivable, net of allowances of $10.7 and $12.4 as of December 31, 2024 and December 31, 2023, respectively	199.7	249.3
Inventories, net	535.9	530.7
Prepaid expenses and other current assets	25.5	27.0
Total current assets	774.5	838.0

NON-CURRENT ASSETS
Property and equipment, net	81.6	73.4
Rental fleet, net	358.8	391.4
Operating lease right-of-use assets, net	113.0	110.9
Goodwill	77.5	76.7
Other intangible assets, net	54.7	66.3
Other assets	20.3	14.2
TOTAL ASSETS	$1,480.4	$1,570.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$293.4	$297.8
Floor plan payable – used and rental equipment	81.1	99.5
Current portion of long-term debt	10.5	7.7
Accounts payable	91.5	97.0
Customer deposits	14.8	17.4
Accrued expenses	51.2	59.7
Current operating lease liabilities	15.1	15.9
Current deferred revenue	13.0	16.2
Other current liabilities	6.6	23.9
Total current liabilities	577.2	635.1

NON-CURRENT LIABILITIES
Line of credit, net	179.8	315.9
Long-term debt, net of current portion	480.0	312.3
Finance lease obligations, net of current portion	35.5	31.1
Deferred revenue, net of current portion	4.3	4.2
Long-term operating lease liabilities, net of current portion	103.5	99.6
Deferred tax liabilities	10.8	7.7
Other liabilities	11.7	15.3
TOTAL LIABILITIES	1,402.8	1,421.2
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both December 31, 2024 and December 31, 2023 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,762,135 and 32,369,820 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	243.5	233.8
Treasury stock at cost, 1,587,702 and 862,182 shares of common stock held at December 31, 2024 and December 31, 2023, respectively	(11.7)	(5.9)
Accumulated deficit	(149.3)	(76.4)
Accumulated other comprehensive loss	(4.9)	(1.8)
TOTAL STOCKHOLDERS’ EQUITY	77.6	149.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,480.4	$1,570.9

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)

	Year Ended December 31,
	2024	2023	2022
Revenues:
New and used equipment sales	$987.0	$1,025.9	$817.2
Parts sales	294.4	278.3	234.8
Service revenues	253.8	241.3	206.6
Rental revenues	203.4	202.4	180.1
Rental equipment sales	138.0	128.9	133.1
Total revenues	1,876.6	1,876.8	1,571.8
Cost of revenues:
New and used equipment sales	837.9	853.6	683.2
Parts sales	196.2	183.2	157.4
Service revenues	105.8	103.4	90.7
Rental revenues	22.5	24.8	22.4
Rental depreciation	115.9	110.1	95.5
Rental equipment sales	104.6	94.5	103.0
Total cost of revenues	1,382.9	1,369.6	1,152.2
Gross profit	493.7	507.2	419.6
Selling, general and administrative expenses	446.5	430.3	362.3
Non-rental depreciation and amortization	28.6	22.5	16.5
Total operating expenses	475.1	452.8	378.8
Income from operations	18.6	54.4	40.8
Other (expense) income:
Interest expense, floor plan payable – new equipment	(12.1)	(8.4)	(2.7)
Interest expense – other	(69.2)	(48.6)	(29.1)
Other income	3.1	5.1	1.6
Loss on extinguishment of debt	(6.7)	—	—
Total other expense, net	(84.9)	(51.9)	(30.2)
(Loss) income before taxes	(66.3)	2.5	10.6
Income tax (benefit) provision	(4.2)	(6.4)	1.3
Net (loss) income	(62.1)	8.9	9.3
Preferred stock dividends	(3.0)	(3.0)	(3.0)
Net (loss) income available to common stockholders	$(65.1)	$5.9	$6.3
Basic (loss) income per share	$(1.96)	$0.18	$0.20
Diluted (loss) income per share	$(1.96)	$0.18	$0.20
Basic weighted average common shares outstanding	33,179,598	32,447,754	32,099,247
Diluted weighted average common shares outstanding	33,179,598	32,877,507	32,301,663

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2024	2023	2022
OPERATING ACTIVITIES
Net (loss) income	$(62.1)	$8.9	$9.3
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities
Depreciation and amortization	144.5	132.6	112.0
Amortization of debt discount and debt issuance costs	4.2	2.0	1.8
Imputed interest	0.5	1.0	0.3
(Gain) loss on sale of property and equipment	(1.1)	0.2	(0.2)
Gain on sale of rental equipment	(33.4)	(34.4)	(30.1)
Provision for inventory obsolescence	1.5	2.2	1.4
Provision for losses on accounts receivable	5.7	7.2	5.0
Loss on debt extinguishment	6.7	—	—
Change in fair value of derivative instruments	0.8	(0.6)	—
Stock-based compensation expense	4.8	4.3	2.7
Gain on bargain purchase of business	—	(1.5)	—
Changes in deferred income taxes	(8.6)	(10.1)	(1.2)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	42.7	(16.6)	(34.7)
Inventories	(145.3)	(286.3)	(272.6)
Proceeds from sale of rental equipment - rent-to-sell	126.1	123.5	125.6
Prepaid expenses and other assets	4.3	0.5	(4.1)
Manufacturers floor plans payable	(7.8)	122.5	77.3
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(26.9)	7.3	26.7
Leases, deferred revenue, net of current portion and other liabilities	0.4	(4.3)	(0.7)
Net cash provided by operating activities	57.0	58.4	18.5
INVESTING ACTIVITIES
Expenditures for rental equipment	(55.1)	(62.2)	(63.9)
Expenditures for property and equipment	(15.4)	(12.4)	(12.8)
Proceeds from sale of property and equipment	5.3	0.5	1.2
Proceeds from sale of rental equipment - rent-to-rent	11.9	5.4	7.5
Acquisitions of businesses, net of cash acquired	—	(45.6)	(86.7)
Other investing activities	(2.9)	(3.1)	(0.4)
Net cash used in investing activities	(56.2)	(117.4)	(155.1)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(1.9)	—	—
Extinguishment of long-term debt	(319.4)	—	—
Proceeds from long-term borrowings	974.2	379.6	413.2
Principal payments on long-term debt and finance lease obligations	(639.9)	(288.3)	(298.3)
Proceeds from non-manufacturer floor plan payable	120.8	188.4	149.9
Payments on non-manufacturer floor plan payable	(133.6)	(179.7)	(121.9)
Preferred stock dividends paid	(3.0)	(3.0)	(3.0)
Common stock dividends declared and paid	(7.8)	(7.6)	(3.7)
Repurchases of common stock	(5.8)	—	—
Other financing activities	(1.5)	(2.1)	0.7
Net cash (used in) provided by financing activities	(17.9)	87.3	136.9

Effect of exchange rate changes on cash	(0.5)	—	0.1
NET CHANGE IN CASH	(17.6)	28.3	0.4

Cash, Beginning of year	31.0	2.7	2.3
Cash, End of period	$13.4	$31.0	$2.7
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$120.6	$180.2	$122.9
Common stock issued as consideration for business acquisition	3.0	6.3	2.7
Contingent and non-contingent consideration for business acquisitions	1.1	2.0	12.7
Supplemental disclosures of cash flow information
Cash paid for interest	$76.4	$53.6	$28.0
Cash paid for income taxes	$3.7	$5.7	$1.0

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions, except share and per share amounts)

	December 31,	December 31,
Debt and Floor Plan Payables Analysis	2024	2023
Senior secured second lien notes	$500.0	$315.0
Line of credit	182.9	317.5
Floor plan payable – new equipment	293.4	297.8
Floor plan payable – used and rental equipment	81.1	99.5
Finance lease obligations	46.0	38.8
Total debt	$1,103.4	$1,068.6
Adjustments:
Floor plan payable – new equipment	(293.4)	(297.8)
Cash	(13.4)	(31.0)
Adjusted total net debt and floor plan payables(1)	$796.6	$739.8

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income available to common stockholders	$(11.4)	$(2.7)	$(65.1)	$5.9
Depreciation and amortization	34.7	36.5	144.5	132.6
Interest expense	23.4	16.1	81.3	57.0
Income tax (benefit) provision	(8.9)	0.5	(4.2)	(6.4)
EBITDA(1)	$37.8	$50.4	$156.5	$189.1
Transaction and consulting costs(2)	0.3	0.6	2.3	1.6
Non-cash adjustments(3)	—	(1.5)	—	(1.5)
Loss on debt extinguishment(4)	—	—	6.7	—
Share-based incentives(5)	0.9	1.0	4.8	4.3
Other expenses(6)	1.5	1.0	4.3	3.3
Preferred stock dividend(7)	0.8	0.8	3.0	3.0
Loss on auction sale (8)	2.8	—	2.8	—
Showroom-ready equipment interest expense(9)	(3.4)	(2.6)	(12.1)	(8.4)
Adjusted EBITDA(1)	$40.7	$49.7	$168.3	$191.4

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net (loss) income available to common stockholders	$(11.4)	$(2.7)	$(65.1)	$5.9
Transaction and consulting costs(2)	0.3	0.6	2.3	1.6
Non-cash adjustments(3)	—	(1.5)	—	(1.5)
Loss on debt extinguishment(4)	—	—	6.7	—
Share-based incentives(5)	0.9	1.0	4.8	4.3
Other expenses(6)	1.5	1.0	4.3	3.3
Intangible amortization(10)	2.4	2.5	10.1	8.9
Income tax (benefit) provision(11)	(8.9)	0.5	(4.2)	(6.4)
Adjusted pre-tax net (loss) income available to common stockholders(1)	$(15.2)	$1.4	$(41.1)	$16.1
Basic net (loss) income per share	$(0.34)	$(0.08)	$(1.96)	$0.18
Diluted net (loss) income per share	$(0.34)	$(0.08)	$(1.96)	$0.18
Adjusted basic pre-tax net (loss) income per share(1)	$(0.46)	$0.04	$(1.24)	$0.50
Adjusted diluted pre-tax net (loss) income per share(1)	$(0.46)	$0.04	$(1.24)	$0.49
Basic weighted average common shares outstanding	33,162,209	32,498,618	33,179,598	32,447,754
Diluted weighted average common shares outstanding	33,162,209	33,285,422	33,179,598	32,877,507

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development and acquisition activities, including capital raise and debt refinancing activities, and associated legal and consulting costs

(3) Bargain purchase gain on acquisition of Burris Equipment

(4) One-time expense associated with the extinguishment of debt

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(5) Non-cash equity-based compensation expenses

(6) Other non-recurring expenses inclusive of severance payments, greenfield startup, cost redundancies, extraordinary demurrage fees, non-cash adjustments to earnout contingencies

(7) Expenses related to preferred stock dividend payments

(8) Loss associated with auction of Material Handling used and rental equipment in Q4 2024

(9) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(10) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(11) (Benefit) expense related to the income tax provision, including valuation allowance